      As filed with the Securities and Exchange Commission on June 28, 2000
                                                      Registration No. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------
                            BERGAMO ACQUISITION CORP.

                 (Name of small business issuer in its charter)

                DELAWARE                                      7379                                  33-0838660
(State or jurisdiction of incorporation           (Primary Standard Industrial                   (I.R.S. Employer
              or organization)                    Classification Code Number)                   Identification No.)


                         2600 MICHELSON DRIVE, SUITE 490
                            IRVINE, CALIFORNIA 92612
                                  949-475-9600
          (Address and telephone number of principal executive offices and principal place of business)
                     --------------------------------------

                               DANILO CACCIAMATTA
                            BERGAMO ACQUISITION CORP.
                         2600 MICHELSON DRIVE, SUITE 490
                            IRVINE, CALIFORNIA 92612
                                  949-475-9600
            (Name, address and telephone number of agent for service)
                           ---------------------------

                           ---------------------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                          ----------------------------
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

              ----------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
=============================== ======================== ====================== ===================== =================
                                                               PROPOSED               PROPOSED
    TITLE OF EACH CLASS OF                                 MAXIMUM OFFERING      MAXIMUM AGGREGATE       AMOUNT OF
            SECURITIES               AMOUNT TO BE            PRICE PER SHARE        OFFERING PRICE    REGISTRATION FEE
       TO BE REGISTERED                 REGISTERED                 (1)
------------------------------- ------------------------ ---------------------- --------------------- -----------------
Common Stock, $.001 par value       500,000 Shares               $1.00                $500,000            $132.00
=============================== ======================== ====================== ===================== =================




(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

                             -----------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                                 500,000 Shares

                            BERGAMO ACQUISITION CORP.

                                  Common Stock

         This prospectus relates to the offer and sale of 500,000 shares of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

         Our common stock is not currently traded on any exchange. However, upon the effectiveness of this registration statement, we intend to list our common stock for trading on the OTC Bulletin Board.

         PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is_______, 2000

                                TABLE OF CONTENTS





Summary...........................................1
Risk Factors......................................4
Selling Stockholders..............................8
Management's Discussion and Analysis or
  Plan of Operation..............................11
Business.........................................12
Management.......................................18
Principal Stockholders...........................22
Description of Securities........................23
Experts..........................................24
Available Information............................25
Index to Financial Statements....................26




NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER DESCRIBED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR SINCE THE DATE OF ANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER OR SOLICITATION IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN EACH STATE.

                                     SUMMARY

         YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORMS OF FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PROSPECTUS, THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, WHICH ARE IDENTIFIED AND DESCRIBED IN THE "RISK FACTORS" SECTION, BELOW. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY FROM THOSE ANTICIPATED, ESTIMATED, OR PROJECTED AND THE VARIATIONS MAY BE MATERIAL. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS, ALL OF WHICH SPEAK ONLY AS OF THE DATE MADE.

                                   OUR COMPANY

We were organized as a blank check company in April 1997 for the purpose of listing our securities on an electronic stock exchange and then acquiring an interest in a suitable operating business, which may include assets or shares of another entity to be acquired by us directly or through a subsidiary. We have no assets, revenues or operations. We and companies like ours are commonly referred to as "blank check" or "shell corporations" and the transactions through which shell corporations acquire an interest in a suitable operating business are commonly referred to as "shell reorganizations." We believe that certain privately held businesses are interested in "going public" through a shell reorganization for a variety of reasons. In our opinion, the most common motivation is the belief that the private business' reconstitution as a publicly traded corporation will aid the business in obtaining private equity capital on the theory that investors are more interested in purchasing equity securities for which a public market exists.

To date, we have not conducted any investigations of any business or company nor have we met with representatives of any company or business. Upon the effectiveness of the registration statement which this prospectus is part of, we intend to list our common stock for trading on the OTC Bulletin Board. At such time as we list our common stock on the OTC Bulletin Board, we intend to commence our search for a suitable acquisition candidate. There can be no assurance that we will be able to list our common stock for trading on the OTC Bulletin Board. There is also no assurance that we will ever be able to locate a suitable business opportunity interested in reorganizing with us or that we have the requisite experience to recognize and understand a business operation that would benefit our shareholders. In the event that we are able to locate what we consider to be a suitable business opportunity, there can be no assurance that such business will be successful.

We were incorporated as a Delaware corporation on April 21, 1997. Our administrative offices are located at 2600 Michelson Drive, Suite 490, Irvine, California 92612, and our telephone number is (949) 475-9600.

                                  THE OFFERING

         This offering relates to the offer and sale of 500,000 shares of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

                          SUMMARY FINANCIAL INFORMATION

         The summary financial information set forth below has been derived from our financial statements. You should read this information in conjunction with the financial statements and notes thereto, included elsewhere in this memorandum.

STATEMENT OF OPERATIONS DATA:
                                                                  Year Ended               Three Months Ended
                                                               December 31, 1999              March 31, 2000
                                                               -----------------              --------------
                                                                                                (Unaudited)
                                                                                                -----------
      Net revenue............................                  $       -0-                    $      -0-
      Net loss...............................                        (209)                         (590)

       BALANCE SHEET DATA:                                     December 31, 1999              March 31, 2000
                                                               -----------------              --------------
                                                                                                (Unaudited)
                                                                                                -----------

      Total assets...........................                         -0-                           -0-
      Total liabilities......................                         -0-                           -0-
      Total stockholders' equity.............                         -0-                           -0-


                                  RISK FACTORS

         You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our future business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

         WE ARE A SHELL CORPORATION. We are a type of company is commonly called a "shell" corporation because we do not have any assets or operations and were formed for the specific purpose of acquiring all or substantially all of the ownership of an existing business. These transactions are consummated by issuing or transferring large blocks of our equity shares to the principals of the business that is acquired. Any such issuance will involve significant dilution in the equity interest held by our pre-reorganization shareholders with the result that our pre-reorganization shareholders will have a substantially lower aggregate interest in our outstanding shares after giving effect to the reorganization.

         OUR BUSINESS PURPOSE IS TO ACQUIRE AN OPERATING BUSINESS, HOWEVER OUR SHAREHOLDERS MAY NOT HAVE AN OPPORTUNITY TO EXAMINE OR APPROVE THE ACQUISITION PRIOR TO INVESTING. Prospective investors should be aware that privately-held companies often times merge or reorganize with a public shell as a means of "going-public" without having to incur the time, expense and disclosure obligations normally associated with the going-public process. In the event we merge with a privately-held company after you invest, you will not have had the benefit of receiving disclosure of such company's operations and financial condition prior to making their investment.

         Prospective investors should also be aware that our management, acting in compliance with the Bylaws of the Company and Delaware General Corporation Law, intends to structure any reorganization with an operating business in a manner that will allow our board of directors to approve the selection of the operating business and all of the terms of the reorganization, including the appointment of the successor officers and directors, without the need or request for shareholder approval.

         WE HAVE NO ASSETS, REVENUES OR OPERATIONS. We were originally capitalized with $500 in April 1997 and since then our founding shareholders have contributed an additional $819 to our capital. We expect that our working capital requirements will be nominal and will be satisfied through additional capital contributions by our founding shareholders as required. However, our founding shareholders are under no obligation to continue to make capital contributions to us. Should our founding shareholders fail to make additional capital contributions as required, we may not be able to conduct an acquisition of an operating company. The report of our independent auditors on our 1999 financial statements includes a qualification regarding our ability to continue as a going concern. In its report, our independent auditors state that we need an additional capital infusion in order to fund current expenditures, acquire business opportunities and achieve profitable operations, and that such factors raise substantial doubt about our ability to continue as a going concern.

         OUR MANAGEMENT CONTROL SIX OTHER IDENTICAL BLANK CHECK COMPANIES AND THIS CREATES THE POTENTIAL FOR SERIOUS CONFLICTS OF INTEREST. Our founders have also founded six other blank check companies with the same management and, as of the date of this prospectus, ownership. To the extent that future events cause the ownership of the seven blank check companies to materially vary by way of new issuances or transfers of outstanding shares, conflicts of interests may develop between management's stewardship of the seven companies. In particular, conflicts may develop in connection with management's choice of which blank check company to direct a particular merger candidate to.

         Our management has no plans or procedures in place to deal with the potential conflicts of interest that may arise in regards to their choice of which blank check company to direct a particular merger candidate to. Those parties who are considering an investment in us prior to our acquisition of an operating business are cautioned to consider the prospect that management may decide to direct merger candidates to any one of the other six blank check companies and that it may take a significant amount of time before management directs a merger candidate to us.

         OUR MANAGEMENT MAY NOT BE ABLE TO RECOGNIZE A SUITABLE ACQUISITION CANDIDATE. We are dependent on our management's personal abilities to evaluate business opportunities that may be presented in the future. Since management has not identified a proposed business or industry in which it will search for an acquisition target, it is unlikely that management will have any prior experience in the technical aspects of the industry or the business within that industry which may be acquired. In this occurs, management may not be able to properly assess the suitability of the operating business as an acquisition candidate.

         OUR MANAGEMENT WILL DEVOTE A MINIMAL TIME AMOUNT OF TIME TO OUR AFFAIRS. We have one officer and director, Danilo Cacciamatta. Mr. Cacciamatta engages in other activities and will devote less than 5% of his time to our activities.

         OUR FOUNDING SHAREHOLDERS OWN ENOUGH COMMON SHARES TO BE ABLE TO DETERMINE THE OUTCOME OF ANY SHAREHOLDER Voting. Our three founding shareholders presently own approximately 89.4% of our outstanding common shares. Therefore, until such time as we acquire an operating business, our founding shareholders will have the power to elect all of our board of directors, amend our Certificate of Incorporation, and approve a merger, consolidation with another company or sale of all or substantially all of our assets.

         OUR BOARD OF DIRECTORS IS AUTHORIZED TO ISSUE, WITHOUT YOUR APPROVAL, PREFERRED STOCK THAT HAS RIGHTS SENIOR TO THE COMMON SHARES HELD BY YOU. Our Certificate of Incorporation authorizes us to issue 10,000,000 shares of preferred stock. The preferred stock may be issued from time to time in one or more series, and the board of directors, without action by the holders of the common stock, may fix or alter the voting rights, redemption provisions, (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. No shares of preferred stock presently are outstanding, and we have no present plans to issue any such shares. The issuance of shares of preferred stock could adversely affect the voting power of holders of our common shares and could have the effect of delaying, deferring or preventing a change in control or other corporate action.

         WE COMPETE WITH A GREAT NUMBER OF OTHER SHELL CORPORATIONS AND OTHER
OPERATING BUSINESSES IN THE SEARCH FOR ACQUISITION CANDIDATES..... Numerous
large, well-financed firms with large cash reserves are engaged in the acquisition of companies and businesses. We expect competition to be intense for available target businesses.

         THERE IS NO MARKET FOR OUR COMMON STOCK AND THERE CAN BE NO ASSURANCE THAT A MARKET WILL EVER DEVELOP. As of the date of this prospectus, there is no market for our common shares. Upon the effectiveness of the registration statement of which this prospectus is part of, we intend to apply for a listing of our common stock on the OTC Bulletin Board. There can be no assurance, however, that the OTC Bulletin Board will approve our listing application or, if the application is approved, that a market will develop for our common stock. In the event that our listing application is approved, we believe that the market for our common shares will be thinly traded, if traded at all, until such time as we acquire an operating business.

         FORWARD-LOOKING STATEMENTS. This prospectus contains forms of forward-looking statements that are based on our beliefs as well as assumptions made by and from information currently available to us. When used in this Prospectus, the words "believe," "expect," "anticipate," "estimate," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions, which are identified and described in this "Risk Factors" section. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We caution potential investors not to place undue reliance on any forward-looking statements, all of which speak only as of the date made.

                              SELLING STOCKHOLDERS

         This prospectus relates to the offer and sale of 500,000 shares of our common stock by the selling stockholders identified below. Included among the selling shareholders are our founding shareholders, Danilo Cacciamatta, Suzanne Kerr and Templemore Partners, all of whom are our affiliates. Mr. Cacciamatta also is our sole officer and director. All of the other selling shareholders are friends or relatives of Mr. Cacciamatta or the principals of Templemore Partners, however none of these other selling shareholders are considered to be affiliates of the company.

         The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each selling stockholder:

                                              Shares Beneficially Owned                 Shares Beneficially Owned
                                                  Prior to Offering                After Offering, Assuming All the
                                         ------------------------------------           Offered Shares Are Sold
                                            Number of           Number of
Name of Stockholder                       Shares owned       Shares offered
-------------------------------------    ----------------    ----------------     ------------------------------------
Ailbe Allen                              5,000               5,000                                 0
Ailbe Allen, Jr.                         1,000               1,000                                 0
Brendan Allen                            1,000               1,000                                 0
Brendan D. Allen Jr.                     1,000               1,000                                 0
Eileen Allen                             1,000               1,000                                 0
Fiona Allen                              1,000               1,000                                 0
Irene Allen                              1,000               1,000                                 0
Kathryn Allen                            1,000               1,000                                 0
Margaret Allen                           1,000               1,000                                 0
Mary Leuch Allen                         1,000               1,000                                 0
Patricia Allen                           1,000               1,000                                 0
Elena Barozza                            1,000               1,000                                 0
Ilaria Becatti                           1,000               1,000                                 0
Silvia Becatti                           1,000               1,000                                 0
Anna Bocchino                            1,000               1,000                                 0
Marco Boni                               1,000               1,000                                 0
Danilo Cacciamatta                       149,000             149,000                               0
Simona Cacciamatta                       3,000               3,000                                 0
Silvio Calvi                             1,000               1,000                                 0
Romana Casati                            3,000               3,000                                 0
Siobhan Comerford                        1,000               1,000                                 0
Todd Cope                                1,000               1,000                                 0
Geraldine Cullen                         1,000               1,000                                 0
Deirdre Denny                            1,000               1,000                                 0
Mariantonietta Denti                     2,000               2,000                                 0
Giovanna Emmanuele                       1,000               1,000                                 0
Maria Falcoz                             2,000               2,000                                 0
Roberto Galati                           1,000               1,000                                 0
Tiziano Gamba                            1,000               1,000                                 0
Patrizia Genti                           1,000               1,000                                 0
Marcia Hein                              2,000               2,000                                 0
Carmel Kenny                             1,000               1,000                                 0
Suzanne Kerr                             149,000             149,000                               0
Giorgio Mondini                          2,000               2,000                                 0
Silvana Mondini                          2,000               2,000                                 0
Maria O'Sullivan                         1,000               1,000                                 0
Ivan Rodeschini                          2,000               2,000                                 0
Maria Santinelli                         1,000               1,000                                 0
Templemore Partners                      149,000             149,000                               0
Luigi Valbonesi                          1,000               1,000                                 0
Renato Valiante                          2,000               2,000                                 0

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

         We were organized in April 1997 for the purpose of listing our securities on an electronic stock exchange and then acquiring an interest in a suitable operating business, which may include assets or shares of another entity to be acquired by us directly or through a subsidiary. We have not yet engaged in business and have had no revenues. As of March 31, 2000, we have no assets or liabilities. We were originally capitalized with $500 in April 1997 and since then our controlling shareholders contributed $819 to our capital.

         Our plan of operations over the next 12 months is to search for a suitable acquisition candidate. Our search for a suitable acquisition candidates will consist exclusively of contacting acquaintances in the business and investment banking community who are likely to know of operating businesses that might be interested in conducting a reorganization with the a blank check company. We do not intend to conduct any advertising or proactive campaign to locate a suitable acquisition candidate. We do not expect to hire any additional employees until such time as an operating company is acquired. We believe that we will require an additional $2,000 over the next 12 months in order to satisfy our working capital requirements. We expect to acquire such additional funds from contributions to capital by our founding shareholders. However, our founding shareholders are under no obligation to conduct additional capital contributions and there can be no assurance they will do so. In the event our founding shareholders are unable or unwilling to contribute additional capital to us, we will seek to obtain the necessary capital from other sources. However, we do not believe that there will be many, if any, sources of alternative sources of capital for us until such time as we reorganize with an operating company. In the event we fail to obtain additional contributions to capital as needed, it is unlikely that we will be able to conduct our current level of operations or acquire a suitable operating company.

FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements that are based on our beliefs as well as assumptions and information currently available to us. When used in this prospectus, the words "believe," "expect," "anticipate," "estimate" and similar expressions are intended to identify forward-looking statements. These statements are subject to those risks, uncertainties and assumptions included in the section "Risk Factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We caution you not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this prospectus.

                                    BUSINESS

GENERAL

         We were organized in April 1997 for the purpose of listing our securities on an electronic stock exchange and then acquiring an interest in a suitable operating business, which may include assets or shares of another entity to be acquired by us directly or through a subsidiary. We have no assets, revenues or operations. We and companies like ours are commonly referred to as "public shell corporations" and the transactions through which public shell corporations acquire an interest in a suitable operating business are commonly referred to as "shell reorganizations." We believe that certain privately held businesses are interested in "going public" through a shell reorganization for a variety of reasons. In our opinion, the most common motivation is the belief that the private business' reconstitution as a publicly traded corporation will aid the business in obtaining private equity capital on the theory that investors are more interested in purchasing equity securities for which a public market exists.

         In selecting a suitable business opportunity, we intend to focus on the potential for future profits and strength of current operating management of the business opportunity. We believe that the greatest potential lies in technology and goods or products-related industries, rather than principally service industries. Nevertheless, this shall not preclude our investigation of any other category of business or industry as opportunities arise.

         We will conduct or own investigation to identify a business we can acquire, as follows. After selecting a potential acquisition candidate, we may prepare a business plan using our general experience and business acumen, or hire consultants to prepare analyses of the business' capital, production, marketing, labor and other related requirements. To date, we have not conducted any investigations of any business or company nor have we met with representatives of any company or business. There can be no assurance that we will ever be able to locate a suitable business opportunity interested in reorganizing with us or that we will have the requisite experience to recognize and understand a business operation that would benefit our shareholders. In the event that we are able to locate what we consider to be a suitable business opportunity, there can be no assurance that such business will be successful.

         We believe that our reorganization with a suitable operating business will be in the form of a stock-for-stock exchange conducted pursuant to a written stock purchase agreement. We intend to pursue a structure that will provide for a tax- free reorganization under Sections 355 and 368 of the Internal Revenue Code of 1986, as amended. We expect that the terms of the stock purchase agreement will require the owners of the operating business to transfer the entire equity ownership of the business opportunity to us in exchange for our issuance of a large block of our common stock to the owners of the operating business. We expect that the owners of the business opportunity will receive a block of stock that equals 90% to 95% of the issued and outstanding shares of our common stock after giving effect to the close of the stock-for stock exchange, depending on the qualities and strengths of the business opportunity. We expect that immediately after the close of the stock-for-stock exchange, our then existing directors and officers will resign and that a new slate of officers and directors nominated by the former owners of the operating business will be appointed.

         A reorganization between a non-operating shell corporation, such as us, and an operating business which results in the former shareholders of the operating business having control of the combined company after the reorganization will be deemed to be a recapitalization for accounting purposes in which the operating company's assets and liabilities are recorded at cost.

         In summary, after giving effect to the expected terms of a proposed shell reorganization with a suitable business opportunity, we will stand as the holding corporation for the business opportunity, which will be wholly-owned by us. Our present shareholders, as a group, will own approximately 5% to 10% of the issued and outstanding shares of our common stock (with the other 90% to 95% held by the former owners of the operating business), and our officers and directors will consist exclusively of those persons nominated by the former owners of the operating business, presumably the same persons that served in similar positions with the pre-reorganization operating business.

         INVESTORS IN US ARE CAUTIONED AND SHOULD BE AWARE THAT OUR MANAGEMENT, ACTING IN COMPLIANCE WITH OUR BYLAWS AND DELAWARE GENERAL CORPORATION LAW, INTENDS TO STRUCTURE ANY REORGANIZATION WITH AN OPERATING BUSINESS IN A MANNER THAT WILL ALLOW OUR BOARD OF DIRECTORS TO APPROVE THE SELECTION OF THE OPERATING BUSINESS AND ALL OF THE TERMS OF THE REORGANIZATION, INCLUDING THE APPOINTMENT OF THE SUCCESSOR OFFICERS AND DIRECTORS, WITHOUT THE NEED OR REQUEST FOR SHAREHOLDER APPROVAL.

         Our management has also founded six other blank check companies with the same management and, as of the date of this prospectus, ownership. To the extent that future events cause the ownership between the seven blank check companies to materially vary, by way of new issuances or transfers of outstanding shares, conflicts of interests may develop between management's stewardship of the seven companies. In particular, conflicts may develop in connection with management's choice of which blank check company to direct a particular merger candidate to.

         Our management intends to minimize the potential for conflicts of interests by neither issuing new shares nor promoting a market for our outstanding shares until such time as we have acquired an operating business. In this regard, our management does not expect that a market for our common shares will develop until such time as we have acquired an operating business.

         HOWEVER, OTHER THAN THE FOREGOING, OUR MANAGEMENT HAS NO PLANS OR PROCEDURES IN PLACE TO DEAL WITH THE POTENTIAL CONFLICTS OF INTEREST THAT MAY ARISE IN REGARDS TO OUR MANAGEMENT'S CHOICE OF WHICH BLANK CHECK COMPANY TO DIRECT A PARTICULAR MERGER CANDIDATE TO. THOSE PARTIES WHO ARE CONSIDERING AN INVESTMENT IN US PRIOR TO OUR ACQUISITION OF AN OPERATING BUSINESS ARE CAUTIONED TO CONSIDER THE PROSPECT THAT OUR MANAGEMENT MAY DECIDE TO DIRECT MERGER CANDIDATES TO ANY ONE OF THE OTHER SIX BLANK CHECK COMPANIES AND THAT IT MAY TAKE A SIGNIFICANT AMOUNT OF TIME BEFORE MANAGEMENT DIRECTS A MERGER CANDIDATE TO US.

         As of the date of this prospectus, we have no agreements, understandings or arrangements concerning our acquisition or potential acquisition of a specific business opportunity. If we enter into any agreements, understandings or arrangements prior to the effectiveness or during the term of the registration statement of which this prospectus is part of, we will file an appropriate amendment to the registration statement for purposes of disclosing the terms of the transaction and the specific business opportunity. We are subject to the periodic reporting requirements of Section 12(g) of the Securities Exchange Act of 1934. These requirements will oblige us to file with the SEC specified information regarding companies with which we may merge or reorganize, including audited financial statements for any acquired companies covering one or two years depending on the relative size of the acquisition. The financial statement requirements imposed by the federal securities laws will necessarily limit our pool of candidates with which we may merge or reorganize to those entities with the proper audited financial statements.

         There is no assurance that we can find a suitable prospect, or that we will have the requisite experience to recognize and understand a business operation that would benefit our shareholders.

COMPETITION

         Numerous large, well-financed operating companies with large cash reserves are engaged in the acquisition of companies and businesses. In addition, we will compete with numerous companies identical to us in that they are blank check companies with a class of stock registered with the SEC. We will have no way to distinguish itself from these other blank check companies. We expect competition to be intense for available target businesses.

EMPLOYEES

         We have only one employee at the present time, Danilo Cacciamatta, our Chief Executive Officer, and do not contemplate hiring anyone until a business is acquired. Mr. Cacciamatta intends to devote no more than 5% of his time to our affairs.

THE INVESTMENT COMPANY ACT OF 1940

         Our business plan may involve changes in its capital structure, management, control and business. These activities may be regulated by the Investment Company Act of 1940 ("Investment Act"). We will attempt to avoid this regulatory jurisdiction to preclude costly and restrictive registration and other provisions of the Investment Act.

         The Investment Act excludes from the effects of the Act entities which have not conducted a public offering and which do not have in excess of 99 shareholders. We believe that we presently comply with this exclusion and that we will continue to do so until such time as we acquire a business opportunity, at which time we should no longer be potentially subject to the Investment Act. We intend to operate in a manner that will maintain our exclusion from the "investment company" category.

FACILITIES

         Through an oral agreement with Danilo Cacciamatta, our Chief Executive Officer, our operations are located at 2600 Michelson Drive, Suite 490, Irvine, California 92612. Our offices are located within a suite of offices leased by the accounting firm owned by Mr. Cacciamatta. There is no rental charge to us for office space, equipment rental or phone usage. We do not expect to acquire separate office facilities until such time as we acquire a business.

LITIGATION

         We are not a party to any material litigation.

                                   MANAGEMENT

         Set forth below are our directors and officers.

                Name               Age                            Position
                ----               ---                            --------
Danilo Cacciamatta                 54                    Chairman of the Board, Chief Executive Officer and
                                                         Chief Financial Officer and Secretary

         Mr. Cacciamatta co-founded the Company in April 1997 and has served as Chairman of the Board, Chief Executive Officer and Chief Financial Officer since inception. Mr. Cacciamatta has also served a Secretary since April 2000. Mr. Cacciamatta has been Chief Executive Officer of Cacciamatta Accountancy Corp., certified public accountants, since June 1996 and served as co-managing partner of its predecessor, SaddingtonoCacciamatta, certified public accountants, from 1992 to June 1996. From 1972 to 1988, Mr. Cacciamatta was employed by KPMG Peat Marwick, in a variety of positions, including audit partner from 1980 to 1988. Mr. Cacciamatta is licensed as a certified public accountant by the State of California. Mr. Cacciamatta also serves as co-founder and Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the following public shell corporations: Sorisole Acquisition Corp., Lombardia Acquisition Corp., Cork Acquisition Corp., Kilkenny Acquisition Corp., Meelick Acquisition Corp., Clusone Acquisition Corp. and Templemore Acquisition Corp.

         Each director holds office until his successor is elected and qualified or until his earlier resignation in the manner provided in the Bylaws of the Company.

EXECUTIVE COMPENSATION

         CASH COMPENSATION OF EXECUTIVE OFFICERS. The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended December 31, 1999, 1998 and 1997.

                                      ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                             ---------------------------------------  ------------------------------
    NAME AND POSITION        YEAR     SALARY   BONUS      OTHER       RESTRICTED    COMMON SHARES     ALL
                                                          ANNUAL         STOCK        UNDERLYING      OTHER
                                                       COMPENSATION   AWARDS ($)   OPTIONS GRANTED    COMPEN-
                                                                                      (# SHARES)      SATION
---------------------------  ------ ------------------ -------------  ------------ ----------------- ----------
Danilo Cacciamatta           1999      $-0-      -0-         -0-          -0-            -0-             -0-
    CEO(1)                   1998       -0-      -0-         -0-          -0-            -0-             -0-
                             1997       -0-      -0-         -0-          -0-            -0-             -0-

--------------

(1) We have not paid our executive officers any remuneration since inception to date nor do we intend to until such time as we acquire an operating business.

                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------------------------------
          NAME                   NUMBER OF                 % OF TOTAL            EXERCISE OR      EXPIRATION DATE
                                 SECURITIES           OPTIONS/SARs GRANTED       BASE PRICE
                                 UNDERLYING          TO EMPLOYEES IN FISCAL        ($/SH)
                                OPTIONS/SARS
                                GRANTED (#)
-------------------------   ---------------------   -------------------------   ---------------   -----------------
                                      None.

                                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                            AND FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF
                                                                                  SECURITIES          VALUE OF
                              SHARES ACQUIRED                                     UNDERLYING         UNEXERCISED
          NAME                  ON EXERCISE              VALUE RECEIVED          UNEXERCISED        IN-THE-MONEY
                                                                                OPTIONS (SARS       OPTIONS (SARS
                                                                                AT FY-END (#)       AT FY-END($)
                                                                                 EXERCISABLE/       EXERCISABLE/
                                                                                UNEXERCISABLE       UNEXERCISABLE
-------------------------   ---------------------   -------------------------   ---------------   ------------------
                                      None.

         COMPENSATION OF DIRECTORS. We provide no compensation to our directors and do not intend to do so until such time, if ever, as we acquire an operating business.

RELATED PARTY TRANSACTIONS

          We will not enter into any transactions with any of our officers, directors or controlling shareholders until such time, if ever, as we acquire an operating business. At such time, it is expected that we will experience a change in control, including a complete change in our board of directors and management.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND
OFFICERS

         The Delaware General Corporation Law provides that corporations may include a provision in their Certificate of Incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides that our directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware Law. In addition to the foregoing, our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

         The above provisions in our Certificate of Incorporation and bylaws and in written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

         Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the federal securities laws and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of the date of this prospectus by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group.

                 NAME AND ADDRESS                            NUMBER OF SHARES                    PERCENTAGE OWNED
                                                   -------------------------------------       ---------------------
Danilo Cacciamatta (1)                                           149,000                              29.8%
Templemore Partners (1)(2)                                       149,000                              29.8%
Suzanne Kerr (1)                                                 149,000                              29.8%
All officers and directors                                       149,000                              29.8%
as a group

------------------------------

(1)      Address is 2600 Michelson Drive, Suite 490, Irvine, California 92612.

(2) Templemore Partners is a California general partnership of which Patrick and Gabrielle Allen and their son, Desmond, are the general partners.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 20,000,000 shares of common stock, $.001 par value, of which, as of the date of this prospectus, 500,000 shares were issued and outstanding and held of record by 41 stockholders. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Certificate of Incorporation, and certain mergers and reorganizations), in which cases Delaware law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefor, and in the event of our liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of our shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

PREFERRED STOCK

         We are authorized to issue 10,000,000 shares of $.001 par value preferred stock. The preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of our common stock, may fix or alter the voting rights, redemption provisions, (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights preferences, privileges and restrictions of any wholly unissued series of preferred stock. Our board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. No shares of preferred stock presently are outstanding, and we have no present plans to issue any such shares. The issuance of shares of preferred stock could adversely affect the voting power of our holders of common stock and could have the effect of delaying, deferring or preventing a change in control or other corporate action.

DIVIDENDS

         We do not anticipate the payment of cash dividends on its common stock in the foreseeable future.

TRANSFER AGENT

         The transfer agent for our common stock is Nevada Agency and Trust Company, Reno, Nevada


                                     EXPERTS

         Baron Accountancy Corp., independent auditors, have audited, as set forth in their report appearing elsewhere in this prospectus, our financial statements as of December 31, 1999 and 1998. We have included our financial statements in the prospectus in reliance on Baron Accountancy Corp.'s report, given on their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC's Web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the registration statement and its exhibits.


                                         INDEX TO FINANCIAL STATEMENTS

                                           BERGAMO ACQUISITION CORP.
                                         (A DEVELOPMENT STAGE COMPANY)

Audited Financial Statements:

         Report of Baron Accountancy Corp., Independent Auditors................................................F-1
         Balance Sheets at December 31, 1999 and 1998...........................................................F-2
         Statements of Operations for the years ended December 31, 1999, 1998 and for the period from inception (April 21, 1997) to December 31, 1999......................................F-3
         Statements of Changes in Stockholders' Equity for the years ended December 31,
           1999, 1998 and for the period from inception (April 21, 1997) to December 31, 1999 ..................F-4
         Statements of Cash Flows for the years ended December 31, 1999, 1998 and for the period from inception (April 21, 1997) to December 31, 1999......................................F-5
         Notes to Financial Statements..........................................................................F-6

Unaudited Financial Statements

         Balance Sheet at March 31, 2000........................................................................F-8
         Statements of Operations for the three months ended March 31, 2000 and 1999 and for......................
           the period from inception (April 21, 1997) to March 31, 2000.........................................F-9
         Statements of Cash Flows for the three months ended March 31, 2000 and 1999 and for the period from inception (April 21, 1997) to March 31, 2000........................................F-10
         Notes to Financial Statements.........................................................................F-11


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


The Board of Directors
Bergamo Acquisition Corp.


We have audited the accompanying balance sheet of Bergamo Acquisition Corp. (a development stage company) (the "Company") as of December 31, 1999, and the related statements of operations, shareholders' equity and cash flows for each of the two years ended December 31, 1999 and for the period from inception (April 21, 1997) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bergamo Acquisition Corp. as of December 31, 1999, and the results of its operations and cash flows for each of the two years ended December 31, 1999 and the period from inception (April 21, 1997) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company needs additional capital infusion in order to fund current expenditures, acquire business opportunities and achieve profitable operations. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                              /s/ Baron Accountancy Corp.

Irvine, California
February 9, 2000

                            BERGAMO ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  Balance Sheet


                                                               DECEMBER 31, 1999
                                                               -----------------

                         ASSETS

CURRENT ASSETS:

  Cash                                                         $              -
                                                               -----------------

                                                               $              -
                                                               =================

          LIABILITIES AND SHAREHOLDERS' EQUITY

TOTAL LIABILITIES                                              $              -
                                                               -----------------

SHAREHOLDERS' EQUITY:

  Preferred stock, 10,000,000 shares authorized, $.001 par
     value, none issued and outstanding                                       -
  Common stock, 20,000,000 shares authorized, $.001 par
     value, 500,000 shares issued and outstanding                           500
  Additional paid in capital                                                229
  Deficit accumulated during the development stage                         (729)
                                                               -----------------
     NET SHAREHOLDERS' EQUITY                                                 -
                                                               -----------------
                                                               $              -
                                                               =================


   The accompanying notes are an integral part of these financial statements.

                           BERGAMO ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                            Statement of Operations


                                                                                           Cumulative
                                                                                         from inception
                                                                                           (April 21,
                                                                  Year ended                1997) to
                                                                  December 31,            December 31,
                                                            1999              1998            1999
                                                         -------------   -------------   -------------
COSTS AND EXPENSES:

  General and administrative expenses                    $        209    $        190    $        729
                                                         -------------   -------------   -------------

NET LOSS                                                 $        209    $        190    $        729
                                                         =============   =============   =============


BASIC AND DILUTED NET LOSS PER COMMON SHARE              $      0.000    $      0.000
                                                         =============   =============

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                    500,000         500,000
                                                         =============   =============




   The accompanying notes are an integral part of these financial statements.

                           BERGAMO ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       Statements of Shareholders' Equity
                         From Inception (April 21, 1997)
                              to December 31, 1999


                                                                                               Deficit
                                                                                             Accumulated
                                   Preferred Stock        Common Stock        Additional      During the          Net
                                  ------------------ -----------------------    Paid In      Development     Shareholders'
                                  Shares    Amount     Shares      Amount       Capital         Stage            Equity
                                  -------- --------- ------------ ---------- -------------- ---------------  ---------------
INCEPTION, APRIL 21, 1997               -   $     -            -   $      -   $          -   $           -    $           -

Issuance of common stock                -         -      500,000        500              -               -              500

Net loss                                -         -            -          -                           (330)            (330)
                                  -------- --------- ------------ ---------- -------------- ---------------  ---------------

BALANCE, DECEMBER 31, 1997              -         -      500,000        500              -            (330)             170

Capital contribution                    -         -            -          -             20               -               20

Net loss                                -         -            -          -              -            (190)            (190)
                                  -------- --------- ------------ ---------- -------------- ---------------  ---------------

BALANCE, DECEMBER 31, 1998              -         -      500,000        500             20            (520)               -

Capital contribution                    -         -            -          -            209               -              209

Net loss                                -         -            -          -              -            (209)            (209)
                                  -------- --------- ------------ ---------- -------------- ---------------  ---------------

BALANCE, DECEMBER 31, 1999              -       $ -            -      $ 500          $ 229          $ (729)             $ -
                                  ======== ========= ============ ========== ============== ===============  ===============




   The accompanying notes are an integral part of these financial statements.

                           BERGAMO ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            Statements of Cash Flows

                                                                                           Cumulative
                                                                                         from inception
                                                                                           (April 21,
                                                                  Year ended                1997) to
                                                                  December 31,            December 31,
                                                            1999              1998            1999
                                                         -------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                               $       (209)   $       (190)   $       (729)
  Adjustments to reconcile net loss to net cash
    used by operating activities:                                   -               -               -
                                                         -------------   -------------   -------------
    Net cash used by operating activities                        (209)           (190)           (729)
                                                         -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES                                -               -               -
                                                         -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                          -               -             500
  Capital contribution                                            209              20             229
                                                         -------------   -------------   -------------
    Net cash provided by financing activities                     209              20             729
                                                         -------------   -------------   -------------
Net increase (decrease) in cash                                     -            (170)           (170)

CASH, BEGINNING OF PERIOD                                           -             170               -
                                                         -------------   -------------   -------------
CASH, END OF PERIOD                                      $          -    $          -    $          -
                                                         =============   =============   =============




   The accompanying notes are an integral part of these financial statements.

                            BERGAMO ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statements
                                December 31, 1999

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------------------------

      Organization
      ------------

      Bergamo Acquisition Corp., a Delaware corporation (the "Company") was formed on April 21, 1997. The Company has been inactive and has had no significant operations. The Company is authorized to do any legal business activity as controlled by Delaware law. The Company is classified as a development stage company because its principal activities involve seeking to acquire business opportunities.

      Cash and cash equivalents
      -------------------------

      The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

      Use of estimates
      ----------------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Income taxes
      ------------

      The Company reports certain expenses differently for financial and tax reporting purposes and, accordingly, provides for the related deferred taxes. Income taxes are accounted for under the liability method in accordance with Statement of Financial Accounting Standards 109, Accounting for Income Taxes.

      Basic and diluted net loss per share
      ------------------------------------

      Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128"), which superseded Accounting Principles Board Opinion 15 ("APB 15"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. At December 31, 1999 there were no dilutive convertible shares, stock options or warrants.

                                                                     (continued)

                            BERGAMO ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statements



2.    SHAREHOLDERS' EQUITY
--------------------------

      In April 1997, the Company issued 450,000 shares of common stock at a price of $.001 per share to its founders. The Company also issued 50,000 shares of common stock at a price of $.001 per share in a limited private placement to approximately 36 investors.

3.    INCOME TAXES
------------------

      The Company records its income tax provision in accordance with SFAS 109, which requires the use of the liability method of accounting for deferred income taxes.

      As the Company has not generated taxable income since its inception, no provision for income taxes has been made. At December 31, 1999, the Company did not have any significant net operating loss carryforwards.

      At December 31, 1999, the Company did not have any significant deferred tax liabilities or deferred tax assets.

4.    GOING CONCERN
-------------------

      The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. Additional capital infusion is necessary in order to fund current expenditures, acquire business opportunities and achieve profitable operations. This factor raises substantial doubt about the Company's ability to continue as a going concern.

      The Company's management intends to continue funding current expenditures by means of contributions to capital and to raise additional funds through equity offerings. However, there can be no assurance that management will be successful in this endeavor.


                         BERGAMO ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                   (UNAUDITED)
                                 MARCH 31, 2000



                                         ASSETS
TOTAL ASSETS                                                                              $             -
                                                                                          ================



                          LIABILITIES AND SHAREHOLDERS' EQUITY

TOTAL LIABILITIES                                                                         $             -
                                                                                          ----------------

SHAREHOLDERS' EQUITY:

   Preferred stock, 10,000,000 shares authorized, $.001 par value,
      none issued and outstanding                                                                       -
   Common stock, 20,000,000 shares authorized, $.001 par value,
      500,000 shares issued and outstanding                                                           500
   Additional paid in capital                                                                         819
   Deficit accumulated during the development stage                                                (1,319)
                                                                                          ----------------

      NET SHAREHOLDERS' EQUITY                                                                          -
                                                                                          ----------------

                                                                                          $             -
                                                                                          ================


                         BERGAMO ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                                                                                         CUMULATIVE
                                                                        THREE MONTHS                   FROM INCEPTION
                                                                        ENDED MARCH 31,                (APRIL 21 1997)
                                                            -------------------------------------       TO MARCH 31,
                                                                 2000                 1999                  2000
                                                            ----------------     ----------------     ----------------
COSTS AND EXPENSES:

  General and administrative expenses                       $           590      $           209      $         1,319
                                                            ----------------     ----------------     ----------------


NET LOSS                                                    $          (590)     $          (209)     $        (1,319)
                                                            ================     ================     ================


BASIC AND DILUTED NET LOSS PER COMMON SHARE                 $       (0.001)      $             -
                                                            ================     ================


BASIC AND DILUTED WEIGHTED AVERAGE
 NUMBER OF COMMON SHARES OUTSTANDING                                500,000              500,000
                                                            ================     ================


                         BERGAMO ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                                                                                         CUMULATIVE
                                                                        THREE MONTHS                   FROM INCEPTION
                                                                        ENDED MARCH 31,                (APRIL 21 1997)
                                                            -------------------------------------       TO MARCH 31,
                                                                 2000                 1999                  2000
                                                            ----------------     ----------------     ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                  $          (590)     $         (209)      $        (1,319)
  Adjustments to reconcile net loss to net cash
    used by operating activities:                                         -                    -                    -
                                                            ----------------     ----------------     ----------------

    Net cash used by operating activities                              (590)                (209)              (1,319)
                                                            ----------------     ----------------     ----------------


CASH FLOWS FROM INVESTING ACTIVITIES                                      -                    -                    -
                                                            ----------------     ----------------     ----------------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                                -                    -                  500
  Capital contribution                                                  590                  209                  819
                                                            ----------------     ----------------     ----------------

    Net cash provided by financing activities                           590                  209                1,319
                                                            ----------------     ----------------     ----------------

Net increase (decrease) in cash                                           -                    -                    -
                                                            ----------------     ----------------     ----------------

CASH, BEGINNING OF PERIOD                                                 -                    -                    -
                                                            ----------------     ----------------     ----------------

CASH, END OF PERIOD                                         $             -      $            -       $             -
                                                            ================     ================     ================

                         BERGAMO ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE A - BASIS OF PRESENTATION
------------------------------

      The accompanying unaudited financial statements of Bergamo Acquisition Corp. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results for any future period. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 1999.

NOTE B - GOING CONCERN
----------------------

      The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. Additional capital infusion is necessary in order to acquire business opportunities and achieve profitable operations. This factor raises substantial doubt about the Company's ability to continue as a going concern.

      The Company's management intends to raise additional funds through equity offerings. However, there can be no assurance that management will be successful in this endeavor.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Statutes
-----------------

         Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

         "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Certificate of Incorporation
----------------------------

         The Company's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. The Company's Bylaws also contain a provision for the indemnification of the Company's directors (see "Indemnification of Directors and Officers - Bylaws" below).

Bylaws
------

         The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

         "7.1 AUTHORIZATION FOR INDEMNIFICATION. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         7.2 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

         7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

         7.4 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

Indemnity Agreements
--------------------

         Our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to our sole officer and director, Danilo Cacciamatta, pursuant to written indemnity agreements.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

      Security and Exchange Commission registration fee........   $      132
      Printing and engraving expenses..........................   $      250
      Accounting fees and expenses.............................   $    1,000
      Miscellaneous expenses...................................   $      200
              Total............................................   $    1,583

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In April 1997, we issued 500,000 shares of common stock, for the total consideration of $500, to 41 parties, including 450,000 shares of Common Stock to Danilo Cacciamatta (149,000 shares), two fellow employees of Mr. Cacciamatta at Cacciamatta Accountancy Corp (3,000 shares), Templemore Partners (149,000 shares), and Suzanne Kerr (149,000) and 50,000 shares of common stock to 36 residents of Europe, each of whom are the direct relatives or long standing friends of the general partners of Templemore Partners or Danilo Cacciamatta. There was no underwriter involved in this issuance. The issuances were conducted pursuant to Section 4(2) under the 1933 Act. We have not conducted any other issuances of securities.

ITEM 27.  EXHIBITS

         3.1*     Certificate of Incorporation of the Company

         3.2*     Bylaws of the Company

         4.1*     Specimen of Common Stock Certificate

         10.1*    [Form of] Indemnity Agreement.

         23.1     Consent of independent auditors

         27.1*    Financial Data Schedule

------------

* Filed as exhibit to Registrant's Form 10-SB Registration Statement (File No. 0-26941) and incorporated herein by reference.

ITEM 28.  UNDERTAKING.

         (a)      The undersigned company hereby undertakes:

                  (1) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statements:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts of events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) Insofar as indemnification for the liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange such indemnification is against public policy as expressed in the opinion of the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 28, 2000.

                                   BERGAMO ACQUISITION CORP.



                                   By: /s/ Danilo Cacciamatta

                                       -----------------------------------------
                                       Danilo Cacciamatta,
                                       President, Chief Executive Officer, Chief
                                       Financial Officer


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

        SIGNATURE                         TITLE                          DATE
        ---------                         -----                          ----

                                      President, Chief Executive
                                      Officer, Chief Financial
/s/ Danilo Cacciamatta                Officer and sole director    June 28, 2000
------------------------
    Danilo Cacciamatta